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                                                                Exhibit 99(k)(2)

                               SERVICING AGREEMENT

     Agreement made as of September      , 2003, between Western Asset/Claymore
U.S. Treasury Inflation Protected Securities Fund, a Massachusetts business trust (the "Fund"), and Claymore Securities, Inc., a Kansas corporation ("Claymore").

     WHEREAS, the Fund intends to operate as a closed-end management investment company, and is so registered under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the Fund has authorized the issuance of its common shares of beneficial interest, without par value (the "Common Shares"), and currently expects to authorize a class of preferred shares, the relative rights, terms and preferences of which are to be determined in the future by the Board of Trustees of the Fund (the "Preferred Shares") (holders of the Common Shares and Preferred Shares are referred to collectively herein as the "Shareholders");

     WHEREAS, the Fund wishes to retain Claymore to provide certain services to the Fund, under the terms and conditions stated below, and Claymore is willing to provide such services for the compensation set forth below:

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereby agree as follows:

     1. APPOINTMENT. The Fund hereby appoints Claymore as Servicing Agent of the Fund, and Claymore accepts such appointment and agrees that it will furnish the services set forth in paragraph 2 below, subject to the terms and conditions of this Agreement.

     2. SERVICES AND DUTIES OF CLAYMORE. Subject to the supervision of the Fund's Board of Trustees (the "Board"), Claymore will:

          (a) Reply to requests for information concerning the Fund from Shareholders or prospective shareholders, brokers or the public;

          (b) Aid in the secondary market support of the Fund through regular written and oral communications with the Fund's New York Stock Exchange specialist, the closed end fund analyst community and various information providers specializing in the dissemination of closed end fund information;

          (c) Assist in the preparation of reports to be sent to the Fund's Shareholders, and assist in the printing and dissemination of such reports to Shareholders;

          (d) Assist in the preparation of all reports required to be filed with the Securities and Exchange Commission (the "SEC"), including reports on Forms N-SAR and N-CSR, and in the filing of such completed forms with the SEC;

          (e) Assist in the dissemination to Shareholders of the Fund's proxy materials and assist in the filing of such materials with the Fund's regulators, and oversee the tabulation of proxies by the Fund's transfer agent;

          (f) Assist in analyzing the amounts available for distribution as dividends and distributions to be paid by the Fund to its Shareholders and in the preparation of materials relevant to the Fund's Dividend Reinvestment Plan;

          (g) Establish and maintain a toll-free number for sales support and marketing requests on an ongoing basis;

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          (h)  Develop and maintain, as agreed by the Fund, a website for the
               Fund which will provide daily and weekly updates, daily net asset value and price information and monthly distribution notifications, as well as hyperlinks to the websites of Claymore and Western Asset Management Company (the "Adviser") for added information;

          (i) Make the Fund and the Adviser aware of trading strategies that might be used for the Fund and communicate to the investment community any changes made to the Fund's trading strategies;

          (j) Assist, as agreed by the Fund, in the provision of materials regarding the Fund to the investment community and current and prospective investors;

          (k) Assist in the review of materials made available to Shareholders and prospective investors to assure compliance with applicable laws, rules and regulations;

          (l) Assist, as agreed by the Fund, in the dissemination of the Fund's net asset value, market price and discount;

          (m)  Host analyst meetings as appropriate;

          (n) Provide persons to serve as officers and trustees of the Fund, as the Fund may request;

          (o) Maintain ongoing contact with brokers in branch offices whose clients hold Fund shares or whose clients may have an interest in acquiring Fund shares, including providing, among other things, progress reports on the Fund, dividend announcements and performance updates;

          (p)  Assist in the drafting of press releases to the public;

          (q) Make such reports and recommendations to the Board as the Board reasonably requests or deems appropriate;

          (r) Oversee, as mutually agreed with the Fund, matters relating to the conduct and administration of meetings of the Board, including, without limitation, the preparation and distribution of all appropriate materials to members of the Board in advance of any such meetings, the scheduling of such meetings, communication with respect to such meetings and, if requested, the hosting of such meetings (including arranging any off-site meetings); and

          (s) Provide such other services as the parties may mutually agree from time to time.

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     3.   COMPLIANCE WITH THE FUND'S GOVERNING DOCUMENTS AND APPLICABLE LAW. In
          all matters pertaining to the performance of this Agreement, the Servicing Agent will act in conformity with the Fund's Agreement and Declaration of Trust ("Declaration of Trust"), By-Laws and registration statements, each as amended from time to time, and with the directions of the Board and Fund executive officers; and will conform to and comply with the requirements of the 1940 Act and the rules and regulations thereunder and all other applicable federal or state laws and regulations.

     4. SERVICE NOT EXCLUSIVE. The Servicing Agent's services hereunder are not deemed to be exclusive, and the Servicing Agent is free to render such services to other funds or clients as long as the Servicing Agent's services under this Agreement are not impaired thereby.

     5.   REPRESENTATIONS AND WARRANTIES OF CLAYMORE

          (a) Claymore represents and warrants that it has obtained all necessary registrations, licenses and approvals in order to perform the services provided in this Agreement. Claymore covenants to maintain all necessary registrations, licenses and approvals in effect during the term of this Agreement.

          (b) Claymore represents that it has adopted a written Code of Ethics in compliance with Rule 17j-1 under the 1940 Act and will promptly provide the Fund with any amendments to such Code and any certifications required by Rule 17j-1.

          (c) Claymore agrees that it shall promptly notify the Fund (i) in the event that the SEC or any other regulatory authority has censured its activities, functions or operations; suspended or revoked any registration, license or approval; or commenced proceedings or an investigation that may result in any of these actions, (ii) if the SEC or any other regulatory authority makes inquiries or requests information regarding the Fund or the services provided hereunder and (iii) in the event that there is a change of control of Claymore, change in its management or in its financial status or any other change to Claymore that adversely affects its ability to perform services under this Agreement.

          (d) The Fund shall be given access to the records of Claymore at reasonable times solely for the purpose of monitoring compliance with the terms of this Agreement. Claymore agrees to cooperate with the Fund and its representatives in connection with any such monitoring efforts.

          (e) Claymore represents and warrants that it has in place policies and procedures reasonably designed to assure the proper processing of information provided to Claymore by the Fund and to assure the timely filing of such information with regulators as required by applicable law.

          (f) Claymore represents and warrants that (i) it is a validly existing entity and has full corporate power and authority to perform its obligations under this Agreement, (ii) this Agreement has been duly and validly authorized, executed and delivered on Claymore's behalf and constitutes Claymore's, legal, valid and binding obligation, enforceable in accordance with its terms and
               (iii) the execution and delivery of this Agreement, the incurrence of Claymore's obligations herein set forth and the consummation of the transactions contemplated herein and in the Fund's registration statement on Form N-2 will not constitute a breach of, or default under, Claymore's constituent documents or under any order, rule or regulation applicable to Claymore of any court or any governmental body or administrative agency having jurisdiction over Claymore.

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     6.   COMPENSATION. As compensation for its services, the Fund will pay
          Claymore an annual fee payable monthly in arrears, which will be based on the Fund's average weekly assets during such month, in an amount equal to 0.15% of the Fund's average weekly assets. "Average weekly assets" means the average weekly value of the total assets of the Fund (including any assets attributable to leverage) minus accrued liabilities (other than liabilities representing leverage). For purposes of calculating "average weekly assets," neither the liquidation preference of any Preferred Shares outstanding nor any liabilities associated with any instruments or transactions used by the Adviser to leverage the Fund's portfolio (whether or not such instruments are "covered" as described in the Fund's prospectus) is considered a liability. With respect to reverse repurchase or dollar roll transactions, "average weekly assets" includes any proceeds from the sale of an asset of the Fund to a counterparty in such a transaction, in addition to the value of the underlying asset as of the relevant measuring date.

     7. LIMITATION OF LIABILITY OF THE SERVICING AGENT. The Servicing Agent will not be liable for any reasonable error of judgment or mistake of law or for any loss suffered by the Fund or its Shareholders in connection with the performance of its duties under this Agreement, except a loss resulting from willful misconduct, bad faith or negligence on its part in the performance of its duties or from reckless disregard by it of its duties under this Agreement ("disabling conduct").

          Claymore agrees to indemnify, defend and hold the Fund, the Adviser, their several officers, trustees and directors, and any person who controls the Fund or the Adviser within the meaning of Section 15 of the Securities Act of 1933 (collectively, "Fund Indemnified Persons"), free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which Fund Indemnified Persons may incur, but only to the extent that such liability or expense incurred by the Fund Indemnified Persons or resulting from such claims or demands shall arise out of or be based upon (a) any disabling conduct with respect to the provision of services under this Agreement, (b) any violation of law relating to the provision of services under this Agreement or (c) the breach by Claymore of this Agreement.

     8. LIMITATION OF LIABILITY OF THE TRUSTEES AND SHAREHOLDERS OF THE FUND. A copy of the Agreement and Declaration of Trust of the Fund, as amended, is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Fund by an officer of the Fund in his or her capacity as an officer of the Fund and not individually and that the obligations of or arising out of this instrument are not binding upon any of the Trustees, officers, or shareholders individually but are binding only upon the assets and property of the Fund.

     9. DURATION AND TERMINATION. This Agreement shall continue for an initial period of two years and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by a vote cast in person at a meeting called for the purpose of voting on such approval of (a) a majority of the Fund's Board and (b) a majority of the Fund's Board members who are not interested persons (as defined in the 1940 Act) of any party to this Agreement (the "disinterested Trustees"). Notwithstanding such initial period, this Agreement is terminable (a) by the Fund, without penalty, on thirty (30) days' written notice, by a vote of a majority of the Fund's Board, or (b) on sixty (60) days' written notice by Claymore. This Agreement shall automatically terminate in the event of its "assignment", as that term is defined in the 1940 Act, or upon any material breach of the terms of this Agreement by the Fund or Claymore.

     10. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged, amended or terminated orally, but only by an instrument in writing

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          signed by the party against which enforcement of the change, waiver, discharge, amendment or termination is sought.

     11. LICENSE. Claymore hereby grants to the Fund the nonexclusive right and license to use the mark "Claymore" (the "Licensed Mark") in the Fund's name and in connection with the formation, issuance, marketing, promotion and operations of, or disclosure related to, the Fund. Claymore agrees that it shall receive no compensation for any such use by the Fund. Claymore hereby warrants and represents that it has filed applications and/or owns rights in the Licensed Mark sufficient to grant this license. No right, title or interest in the Licensed Mark, except the right to use the Licensed Mark as provided in this Agreement, is or will be transferred to the Fund by this Agreement. Should this Agreement be terminated, the Fund agrees that it will take reasonably necessary steps to change its name to a name not including the word "Claymore."

     12. CONFIDENTIALITY. Claymore agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund, the Adviser and all prior, current or potential Shareholders of the Fund and not to use such records and information for any purpose other than the performance of its duties hereunder. Claymore also agrees that, without the prior written consent of the Fund, it will not disclose personal information of any Shareholders of the Fund ("Personal Shareholder Information") or any other confidential information, including to its affiliates, unless it is required by law to disclose the information to the recipient of such information. Claymore further agrees, represents and warrants that (a) only those employees of Claymore who need to do so in carrying out their job responsibilities may access Personal Shareholder Information; (b) it maintains physical, electronic and procedural safeguards that comply with federal standards to protect confidentiality; and (c) it may use Personal Shareholder Information only for the purposes set forth in this Agreement. Upon termination of this Agreement, all confidential information shall be promptly returned unless otherwise agreed to by the parties, although copies may be retained.

     13. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflicts of law thereof, and the 1940 Act.

     14.  BOOKS AND RECORDS

          (a) In compliance with the requirements of the 1940 Act, Claymore hereby agrees that any records which it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon request. Claymore further agrees to preserve for the periods prescribed under the 1940 Act the records required to be maintained under the 1940 Act.

          (b) Claymore hereby agrees to furnish to regulatory authorities having the requisite authority any information or reports in connection with services that Claymore renders pursuant to this Agreement which may be requested in order to ascertain whether the operations of the Fund are being conducted in a manner consistent with applicable laws and regulations. Claymore hereby agrees to notify and consult with the Fund prior to any such provision to a regulatory authority.

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     15.  MISCELLANEOUS. The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     16.  NOTICES.

          All notices required or permitted to be sent under this Agreement shall be sent, if to the Fund, to:

          Western Asset/Claymore U.S. Treasury Inflation Protected Securities
          Fund
          c/o Western Asset Management Company
          117 East Colorado Blvd.
          Pasadena, CA 91105
          Attention: Gregory B. McShea
          Telephone No.: (626) 844-9985
          Fax No.: (626) 844-8265


          Or if to Claymore, to:

          Claymore Securities, Inc.
          210 N. Hale Street
          Wheaton, IL 60187
          Attention: Nicholas Dalmaso, Senior Managing Director and General Counsel
          Telephone No.: (630) 315-2036
          Fax No.: (630) 784-6303

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     IN WITNESS WHEREOF, the parties hereto have caused the instrument to be executed by their officers designated below as of the day and year first above written.

Attest:                             Western Asset/Claymore U.S. Treasury
                                    Inflation Protected Securities Fund


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Attest:                             Claymore Securities, Inc.


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